                                                                   EXHIBIT 10.84

                        MICROELECTRONIC PACKAGING, INC.
             Amendment to Convertible Debentures ____ through ____


          This Amendment to Convertible Debentures ____ through ____ (the "Original Debentures") is dated as of this 16th day of December, 1996, by and between Microelectronic Packaging, Inc. (the "Corporation") and
_________________ (the "Holder").

          WHEREAS, on October 23, 1996, the Corporation issued to Holder the Original Debentures, which Original Debentures have an aggregate value of $_________________;

          WHEREAS, on October 23, 1996, the Corporation also issued Convertible Debentures to other holders, which Convertible Debentures, including the Original Debentures, have an aggregate value of $2,800,000.00.

          WHEREAS, Section 2.2 of the Convertible Debentures provides that a Debenture holder may not exercise the conversion rights provided in Section 2 thereof to the extent that the number of shares of Common Stock issuable to such holder pursuant to such conversion and to any other holder simultaneously converting a Debenture issued as part of the same series as that Debenture, plus the number of shares of Common Stock previously issued to such holder and any other holder of Debentures issued as part of the same series as that Debenture pursuant to any previous conversion, plus the total number of shares of Common Stock issuable pursuant to that certain Warrant issued by the Corporation to Dusseldorf Securities Limited (whether or not such shares have been issued), would equal or exceed 1,112,628 shares of the Corporation's Common Stock (the "20% Limit");

          WHEREAS, Section 2.2 also provides that in the event that the Corporation is unable to redeem some portion of the principal due under that Debenture (the "Outstanding Balance") because of the 20% Limit, the Corporation shall, within 15 days of the date that it receives the Conversion Notice (defined therein), redeem the Outstanding Balance by payment to the holder of cash in an amount equal to 120% of the Outstanding Balance (the "Premium");

          WHEREAS, on December 3, 1996, the Corporation obtained an exemption from the shareholder approval provisions of Rule 4460(i) of the Rules of The Nasdaq Stock Market (attached hereto as Exhibit 1), thereby allowing the holders of the Convertible Debentures to convert all the Debentures even if such conversion would exceed the 20% Limit as described in Section 2.2 thereof; and

          WHEREAS, the Corporation and the Holder now deem it desirable and in the best interests of the Corporation to enter into this Amendment in order to amend the Original Debentures to remove the 20% Limit and the obligation to pay the Premium;

          NOW, THEREFORE, in consideration of the foregoing premises and of the mutual premises and covenants contained in this Amendment, the parties hereto agree as follows:

          1. Section 2.2 of the Original Debentures is hereby amended by deleting said Section 2.2 in its entirety and by inserting in lieu thereof the following new Section 2.2:

          "2.2 The holder of this Debenture may exercise the conversion right provided in this Section 2 by giving written notice in the form attached hereto (the "Conversion Notice") to the Corporation of the exercise of such right, in whole or in part, and stating the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by the Debenture. The number of shares of Common Stock that shall be issuable upon conversion of the Debenture shall equal the amount of the outstanding principal for which a Conversion Notice is given, divided by a conversion price (the "Conversion Price") equal to the lesser of (x) --- [110 % of the closing bid price of the Common Stock on the closing date] or (y) 80% of the average closing bid price of the Common Stock as reported by NASDAQ for the three (3) consecutive trading days immediately preceding the Date of Conversion (as defined below), subject to adjustment as provided in Section 4."

          2. Except as expressly set forth herein, all of the terms and provisions of the Original Debentures shall remain unmodified and in full force and effect and the Original Debentures shall be read together and construed with the applicable sections of this Amendment.

          3. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Original Debentures.

          5. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as the day and year first written above.

                              MICROELECTRONIC PACKAGING, INC.


                              By:   _____________________________
                                    Denis Trafecanty
                                    Chief Financial Officer



                              [NAME OF DEBENTURE HOLDER]


                              By:   ______________________________

                              Print Name:  ________________________

                              Title:  ______________________________